UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2017

ASV HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38089	82-1501649
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Lily Lane, Grand Rapids, Minnesota 55744

(Address of Principal Executive Offices) (Zip Code)

(218) 327-3434

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

ASV Holdings, Inc. (the “Company”) is a party to a unitranche credit agreement with PNC Bank, National Association, and another lender (the “Banks”) to provide a $65 million, 5-year credit facility (the “Credit Agreement”). On October 5, 2017, the Company and the Banks entered into the Second Amendment to the Credit Agreement (the “Second Credit Agreement Amendment”). The principal modifications to the Credit Agreement resulting from the Second Credit Agreement Amendment are as follows:

•	A revision to one of the components of the “Permitted Indebtedness” definition permitting the Company to enter into certain loan agreements;
•	A revision to the provisions in the Credit Agreement permitting the Company to incur certain additional capital expenditures and to enter into certain additional leases.

The foregoing description of the Second Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Second Credit Agreement Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1

Second Amendment, dated as of October 5, 2017, to Revolving Credit, Term Loan and Security Agreement and Consent dated as of December 23, 2016 among ASV Holdings, Inc. (as successor-in-interest to A.S.V., LLC), the Loan Parties thereto, the Lenders and PNC Bank, National Association, as agent for Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASV HOLDINGS, INC.

By:	/s/ Andrew M. Rooke
Name:	Andrew M. Rooke
Title:	Chief Executive Officer

Date: October 10, 2017